As filed with the Securities and Exchange Commission on June __, 2000

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          FINANCIAL INSTITUTIONS, INC.
             (exact name of registrant as specified in its charter)

         NEW YORK                                   16-0816610
  (State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)                 Identification No.)

220 Liberty Street, Warsaw, New York                  14569
(Address of Principal Executive Offices)           (Zip Code)

        FINANCIAL INSTITUTIONS, INC. 1999 DIRECTORS' STOCK INCENTIVE PLAN FINANCIAL INSTITUTIONS, INC. 1999 MANAGEMENT STOCK INCENTIVE PLAN
     FINANCIAL INSTITUTIONS, INC. NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN
                           (Full title of the Plan(s))

                            Peter G. Humphry

                            Financial Institutions, Inc.
                            220 Liberty Street

                            Warsaw, New York  14569
                            (716) 786-1100
                     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      Copy to:
                      Justin P. Doyle
                      Nixon Peabody LLP
                      P.O. Box 31051
                      Rochester, New York 14603-1051
                      (716) 263-1000
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
                                   CALCULATION OF REGISTRATION FEE

                           Proposed                  Proposed
Title of                   Maximum                   Maximum
Securities                 Offering                  Aggregate         Amount of
to be                      Amount to be              price per         Offering         Registration
Registered(1)              Registered(1)             share(2)          Price(2)         Fee
-------------              -------------             ----------        ----------       ------------
Common Stock

$.01 par value             296,142                   $14.00            $4,145,988       $1,945.54
                           22,900                    $14.00            $320,600         $84.64
                           111                       $11.75            $1,304.25        $0.34
                           3,000                     $13.13            $39,375          $10.39
                           26,777                    $12.68            $339,532         $89.69
                           1,286,423                 $13.97            $17,971,329      $4,744.43

(1) This Registration Statement also covers any additional shares of the Registrant's Common Stock which become issuable under the Registrant's 1999 Directors' Stock Incentive Plan, 1999 Management Stock Incentive Plan or Non-Employee Directors' Compensation Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected which results in an increase in the number of the Registrant's outstanding shares of Common Stock without the Registrant's receipt of consideration.

(2)Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low prices for the registrant's Common Stock on Nasdaq National Market System reported as of June 29, 2000.

Approximate date of commencement of the proposed issuance of the securities to the public: From time to time after the Registration Statement becomes effective.

         Part II

         INFORMATION REQUIRED IN THE
         REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents which have been filed by Financial Institutions, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934.

         (b) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 1999, including specifically, but not limited to, the Company's Form 10-K for the year ended December 31, 1999, the Company's Quarterly Reports on Form 10-Q for the quarterly period ending March 31, 2000.

         (c) The description of the Company's Common Stock contained in the Company's registration statement filed under Section 12 of the Securities and Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The New York Business Corporation Law (the "BCL") provides that if a derivative action is brought against a director or officer of a corporation, the corporation may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her, in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the corporation. In a nonderivative action or threatened action, the BCL provides that a corporation may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation.

         Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or bylaws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

         The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

         Article V, Section I of the Company's By-Laws contains provisions requiring indemnification by the Company of its directors and officers against certain liabilities and expenses which they may incur as directors and officers of the Company or of certain other entities in accordance with Sections 722-723 of the BCL.

         Section 726 of the BCL also contains provisions authorizing a corporation to obtain insurance on behalf of any director and officer against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. Article V, Section 5 indicates that the Company may, but need not, maintain insurance insuring the Corporation or persons entitled to indemnification under Section 1 of Article V of the By-Laws for liabilities against which they are entitled to indemnification under Article V of the By-Laws or insuring such persons for liabilities against which they are not entitled to indemnification under Article V of the By-Laws.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  See Exhibit Index.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date ofthe registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of New York, on the 28th day of June, 2000.

                                     FINANCIAL INSTITUTIONS, INC.




                                     By:  /s/ Peter G. Humphrey
                                         --------------------------------------
                                          President and Chief Executive Officer

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Peter G. Humphry, and Ronald A. Miller, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Peter G. Humphrey           Principal Executive                June 30, 2000
----------------------------       Officer and
        Peter G. Humphrey            Director


/s/ Ronald A. Miller          Principal Financial Officer          June 30, 2000
----------------------------
        Ronald A. Miller

/s/ Steven S. Perl                     Controller                  June 30, 2000
------------------------------
        Steven S. Perl

/s/ W.J. Humphrey, III                  Director                   June 28, 2000
----------------------------
        W. J. Humphrey, III


/s/ Bryan G. vonHamann                  Director                   June 28, 2000
----------------------------
        Bryan G. vonHamann

____________________________            Director                   June __, 2000
        John R. Tyler, Jr.


____________________________            Director                   June __, 2000
        James H. Wyckoff


/s/ Jon J. Cooper                       Director                   June 28, 2000
----------------------------
        Jon  J. Cooper

/s/ Samuel M. Gullo                     Director                   June 28, 2000
----------------------------
        Samuel M. Gullo

____________________________            Director                   June __, 2000
        W. J. Humphrey, Jr.


/s/ Thomas L. Kime                      Director                   June 27, 2000
----------------------------
        Thomas L. Kime

/s/ Barton P. Dambra                    Director                   June 28, 2000
----------------------------
        Barton P. Dambra

____________________________            Director                   June __, 2000
        Donald G. Humphrey


/s/ H. Jack South                       Director                   June 28, 2000
----------------------------
        H. Jack South

                                  EXHIBIT INDEX

Exhibit No.         Description                                     Location
-----------         -----------                                     ---------

4.1          Financial Institutions, Inc             Incorporated by reference
             1999 Directors' Stock                   to Exhibit 3.1 to the
             Incentive Plan                          Company's Annual Report
                                                     filed on Form 10-K on
                                                     March 28, 2000

4.2          Financial Institutions, Inc             Incorporated by referennce
             1999 Management Stock                   to Exhibit 3.2 to the
             Incentive Plan                          Company's Annual Report
                                                     filed on Form 10-K on March
                                                     28, 2000

4.3          Non-Employee Directors'                 Filed Herewith
             Compensation Plan

5.1          Opinion of Nixon Peabody LLP            Filed Herewith
             as to legality of the Plan and the
             Common Stock

23.1         Consent of Nixon Peabody LLP            Contained in opinion filed
                                                     as Exhibit 5.1 to this
                                                     Registration Statement

23.2         Consent of KPMG LLP                     Filed Herewith
             independent accountants